EXHIBIT 10.22

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“First Amendment”), dated as of December 17, 2008, by and among GLOBALSTAR, INC., a Delaware corporation (the “Borrower”), the lenders who are or may become a party to this Agreement (collectively, the “Lenders”), and THERMO FUNDING COMPANY LLC, as Administrative Agent.

STATEMENT OF PURPOSE

Pursuant to the Second Amended and Restated Credit Agreement dated as of December 17, 2007 (as previously amended, restated, or modified, the “Credit Facility”) by and among the Borrower, the Lenders party thereto (the “Lenders”), and Thermo Funding Company LLC, and the Lenders agreed to extend certain Revolving Credit Loans in the aggregate principal amount of not more than $150,000,000 to the Borrower pursuant to the terms thereof.

The Borrower has requested, and the Lenders have agreed, to extend certain additional credit facilities to the Borrower on the terms and conditions of this First Amendment.

As of the date hereof, the Lenders and the Administrative Agent under the Existing Facility have agreed to increase the funds available to the Borrower under the Revolving Credit Commitment from $50,000,000 to $100,000,000, thereby increasing the aggregate principal amount available to Borrower under the Credit Facility, as amended by this First Amendment, from $150,000,000 to $200,000,000.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1                Definitions.  Capitalized terms used in this First Amendment without definition have the meanings given to such terms in the Second Amended and Restated Credit Agreement.

Section 2                On page 21 of the Credit Facility, the final sentence of the defined term “Revolving Credit Commitment” is amended to read “The Revolving Credit Commitment of all Revolving Credit Lenders as of December 17, 2008 shall be $100,000,000.”

Section 3                The following Section 2.2 is added to the Credit Facility:

Anything in this Agreement to the contrary notwithstanding, advances to Borrower by Lender in excess of $50,000,000.00 aggregate principal amount outstanding at any time as a Revolving Credit Loan shall be subject to prior approval of the Administrative Agent in its sole discretion.  Exercise by the Administrative Agent of its discretion to approve advances of aggregate principal amount in excess of $50,000,000 shall be presumed conclusively if the Administrative Agent shall advance or cause to be advanced to Borrower in a timely manner the entire amount of any Notice of Borrowing received by the Administrative Agent at a time when the aggregate principal amount advanced as Revolving Credit Loans exceeds $50,000,000.00.

Section 4                In order to evidence the Revolving Credit Loans outstanding on the date of this First Amendment and such additional Revolving Credit Loans as shall be made from time to time under the Credit Facility as amended in accordance with this First Amendment, there shall be substituted for the Revolving Credit Note issued pursuant to the Credit Facility the Amended Revolving Credit Note attached hereto as Schedule 1.  Wherever, in the Credit Facility, the term Revolving Credit Note is used, such term shall mean and refer to the Amended Revolving Credit Note.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

GLOBALSTAR, INC., as Borrower

By:	/s/ Fuad Ahmad
Fuad Ahmad
Senior Vice President and Chief Financial Officer

THERMO FUNDING COMPANY LLC, as
Administrative Agent and Lender

By:	/s/ James Monroe III
James Monroe III
Manager

SCHEDULE 1 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED REVOLVING CREDIT NOTE

$100,000,000.00	December 17, 2008

FOR VALUE RECEIVED, the undersigned, GLOBALSTAR, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of THERMO FUNDING COMPANY LLC (the “Revolving Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00) or, if less, the outstanding principal amount of all Revolving Credit Loans made by the Revolving Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of December 17, 2008 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, as Borrower, the Lenders who are or may become a party thereto, as Lenders, and Thermo Funding Company LLC, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Advances of aggregate principal amount under this Amended Revolving Credit Note are subject to Section 3 of a First Amendment of even date to the Credit Agreement and to all other applicable terms and conditions of the Credit Agreement.  This Amended Revolving Credit Note is issued in substitution for a certain Revolving Credit Note dated December 17, 2007 and does not evidence a discharge or repayment of obligations under the Revolving Credit Note.

The unpaid principal amount of this Amended Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  All payments of principal and interest on this Amended Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Amended Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Amended Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Amended Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS AMENDED REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Amended Revolving Credit Note.

IN WITNESS WHEREOF, the undersigned has executed this Amended Revolving Credit Note as of the day and year first above written.

GLOBALSTAR, INC.

By:
Printed Name: Fuad Ahmad
	Title:	Senior Vice President and Chief Financial Officer